                                                                    EXHIBIT 99.7

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
The Brown Schools of Virginia, Inc., Cedar Springs Behavioral Health System,
Inc.,
Healthcare San Antonio, Inc., The Brown Schools of San Marcos, Inc., and
The Oaks Psychiatric Hospital, Inc.

     We have audited the accompanying combined balance sheets of The Brown Schools of Virginia, Inc., Cedar Springs Behavioral Health System, Inc., Healthcare San Antonio, Inc., The Brown Schools of San Marcos, Inc., and The Oaks Psychiatric Hospital, Inc. (collectively the "Company") as of December 31, 2002 and 2001 and the related combined statements of operations, changes in equity of parent, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Brown Schools of Virginia, Inc., Cedar Springs Behavioral Health System, Inc., Healthcare San Antonio, Inc., The Brown Schools of San Marcos, Inc., and The Oaks Psychiatric Hospital, Inc. at December 31, 2002 and the combined results of their operations and their cash flows for each of the three years in the period ending December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States.

                                          ERNST & YOUNG LLP

Nashville, Tennessee
May 2, 2003

                      THE BROWN SCHOOLS OF VIRGINIA, INC.,
                 CEDAR SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.,
                         HEALTHCARE SAN ANTONIO, INC.,
                   THE BROWN SCHOOLS OF SAN MARCOS, INC., AND
                      THE OAKS PSYCHIATRIC HOSPITAL, INC.

                            COMBINED BALANCE SHEETS

                                                                DECEMBER 31,
                                                              -----------------    MARCH 31,
                                                               2001      2002        2003
                                                              -------   -------   -----------
                                                                                  (UNAUDITED)
                                                                      (IN THOUSANDS)
                                           ASSETS
Current assets:
  Accounts receivable, less allowance for doubtful accounts
     of $4,505, $3,602, and $3,194 at December 31, 2001,
     2002 and March 31, 2003, respectively..................  $10,336   $10,169     $ 8,913
  Prepaid expenses and other................................      336       360         345
                                                              -------   -------     -------
          Total current assets..............................   10,672    10,529       9,258
Property, plant and equipment, net..........................   15,187    14,277      13,321
Other.......................................................       68        39          39
                                                              -------   -------     -------
          Total assets......................................  $25,927   $24,845     $22,618
                                                              =======   =======     =======

                              LIABILITIES AND EQUITY OF PARENT
Current liabilities:
  Bank overdraft............................................  $   739   $   834     $   450
  Accounts payable..........................................    5,186     5,145       5,722
  Accrued salaries and benefits.............................    2,147     2,007       1,661
  Due to third party payors.................................      718       584         514
  Other current liabilities.................................      330       302         210
                                                              -------   -------     -------
          Total current liabilities.........................    9,120     8,872       8,557
Equity of parent............................................   16,807    15,973      14,061
                                                              -------   -------     -------
          Total liabilities and equity of parent............  $25,927   $24,845     $22,618
                                                              =======   =======     =======

                            See accompanying notes.

                      THE BROWN SCHOOLS OF VIRGINIA, INC.,
                 CEDAR SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.,
                         HEALTHCARE SAN ANTONIO, INC.,
                   THE BROWN SCHOOLS OF SAN MARCOS, INC., AND
                      THE OAKS PSYCHIATRIC HOSPITAL, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                             THREE MONTHS ENDED
                                                YEARS ENDED DECEMBER 31,          MARCH 31,
                                               ---------------------------   -------------------
                                                2000      2001      2002       2002       2003
                                               -------   -------   -------   --------   --------
                                                                                 (UNAUDITED)
                                                                (IN THOUSANDS)
Revenue......................................  $50,955   $60,074   $60,174   $14,860    $13,851
Expenses:
  Salaries, wages and employee benefits......   28,623    34,568    33,931     8,920      8,319
  Supplies...................................    3,801     4,393     4,390     1,080      1,124
  Rentals and leases.........................      442       709       708       173        188
  Professional fees..........................    3,353     3,801     4,309     1,066        995
  Provision for doubtful accounts............    1,047     1,694     1,728       400        388
  Other operating expenses...................    9,320     8,107     7,108     1,744      1,616
  Depreciation...............................    1,485     1,317     1,557       300        279
  Management fee.............................    2,556     3,034     2,903       743        694
  Interest...................................    2,572     3,375     5,629       843      1,414
  Loss on sale of land.......................       --        --        --        --        458
                                               -------   -------   -------   -------    -------
  Loss before income taxes...................   (2,244)     (924)   (2,089)     (409)    (1,624)
                                               -------   -------   -------   -------    -------
  Provision for income taxes.................       --        --        --        --         --
  Net loss...................................  $(2,244)  $  (924)  $(2,089)  $  (409)   $(1,624)
                                               =======   =======   =======   =======    =======

                            See accompanying notes.

                      THE BROWN SCHOOLS OF VIRGINIA, INC.,
                 CEDAR SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.,
                         HEALTHCARE SAN ANTONIO, INC.,
                   THE BROWN SCHOOLS OF SAN MARCOS, INC., AND
                      THE OAKS PSYCHIATRIC HOSPITAL, INC.

               COMBINED STATEMENTS OF CHANGES IN EQUITY OF PARENT

                                                                   TOTAL
                                                               --------------
                                                               (IN THOUSANDS)
Equity of Parent at January 1, 2000.........................      $17,625
  Net loss..................................................       (2,244)
  Contribution from Parent..................................        1,502
                                                                  -------
Equity of Parent at December 31, 2000.......................       16,883
  Net loss..................................................         (924)
  Contribution from Parent..................................          848
                                                                  -------
Equity of Parent at December 31, 2001.......................       16,807
  Net loss..................................................       (2,089)
  Contribution from Parent..................................        1,255
                                                                  -------
Equity of Parent at December 31, 2002.......................       15,973
  Net loss..................................................       (1,624)
  Distribution to Parent....................................         (288)
                                                                  -------
Equity of Parent at March 31, 2003 (unaudited)..............      $14,061
                                                                  =======

                            See accompanying notes.

                      THE BROWN SCHOOLS OF VIRGINIA, INC.,
                 CEDAR SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.,
                         HEALTHCARE SAN ANTONIO, INC.,
                   THE BROWN SCHOOLS OF SAN MARCOS, INC., AND
                      THE OAKS PSYCHIATRIC HOSPITAL, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                 THREE MONTHS
                                                   YEARS ENDED DECEMBER 31,     ENDED MARCH 31,
                                                  ---------------------------   ---------------
                                                   2000      2001      2002     2002     2003
                                                  -------   -------   -------   -----   -------
                                                                                  (UNAUDITED)
                                                                 (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss........................................  $(2,244)  $  (924)  $(2,089)  $(409)  $(1,624)
Adjustments to reconcile net loss to net cash
  provided by in operating activities:
  Depreciation..................................    1,485     1,317     1,557     300       279
  Provision for doubtful accounts...............    1,047     1,694     1,728     400       388
  Provision for professional liability risk.....    3,146       750       970     287       264
  Loss on land..................................       --        --        --      --       458
  Changes in operating assets and liabilities:
     Accounts receivable........................   (3,874)   (3,939)   (1,561)    157       868
     Prepaid and other current assets...........      (12)       37       (24)      7        15
     Accounts payable...........................    1,220       760       (41)   (328)      577
     Bank overdraft.............................      500        98        95     133      (384)
     Accrued salaries and benefits..............      481       268      (140)   (248)     (346)
     Due to third party payors..................      175       976      (134)   (212)      (70)
     Other Liabilities..........................      111        41       (28)   (176)      (93)
                                                  -------   -------   -------   -----   -------
       Net cash provided by (used in) operating
          activities............................    2,035     1,078       333     (89)      332
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment.............     (385)   (1,196)     (645)   (119)     (569)
Proceeds from sale of land......................       --        --        --      --       789
Other assets....................................       (5)       19        29      25        --
                                                  -------   -------   -------   -----   -------
       Net cash (used in) provided by investing
          activities............................     (390)   (1,177)     (616)    (94)      220
CASH FLOWS FROM FINANCING ACTIVITIES
Transfers to and advances from Parent, net......   (1,645)       99       283     183      (552)
                                                  -------   -------   -------   -----   -------
       Net cash (used in) provided by financing
          activities............................   (1,645)       99       283     183      (552)
Increase (decrease) in cash.....................       --        --        --      --        --
Cash at beginning of year.......................       --        --        --      --        --
                                                  -------   -------   -------   -----   -------
Cash at end of year.............................  $    --   $    --   $    --   $  --   $    --
                                                  =======   =======   =======   =====   =======
SUPPLEMENTAL INFORMATION:
Interest payments...............................  $ 2,572   $ 3,375   $ 5,629   $ 843   $ 1,414
                                                  =======   =======   =======   =====   =======

                            See accompanying notes.

                      THE BROWN SCHOOLS OF VIRGINIA, INC.,
                 CEDAR SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.,
                         HEALTHCARE SAN ANTONIO, INC.,
                   THE BROWN SCHOOLS OF SAN MARCOS, INC., AND
                      THE OAKS PSYCHIATRIC HOSPITAL, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. ORGANIZATION

     The accompanying combined financial statements include the accounts of the following entities (collectively, the Company) which are each subsidiaries of The Brown Schools, Inc. (the Parent) which provides behavioral and psychiatric services to children, adolescents, and adults.

     - The Brown Schools of Virginia, Inc. owns and operates a 64-bed hospital located in Charlottesville, Virginia.

     - Cedar Springs Behavioral Health System, Inc. owns and operates a 110-bed hospital located in Colorado Springs, Colorado.

     - Healthcare San Antonio, Inc. owns and operates a 196-bed hospital located in San Antonio, Texas.

     - The Oaks Psychiatric Hospital, Inc. owns and operates a 118-bed hospital in Austin, Texas.

     - The Brown Schools of San Marcos, Inc. owns and operates a 186-bed hospital in San Marcos, Texas.

     Substantially all of the net assets of the Company were purchased by Psychiatric Solutions, Inc. for approximately $48 million during April 2003.

     The accompanying unaudited consolidated condensed financial statements as of March 31, 2003 and for the three months ended March 31, 2002 and 2003, were prepared in accordance with accounting principles generally accepted in the United States of America and all applicable financial statement rules and regulations of the Securities and Exchange Commission pertaining to interim financial information. The interim financial statements do not include all information or footnote disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. All adjustments which are, in the opinion of management, of a normal recurring nature and are necessary for a fair presentation of the interim financial statements have been included. The results of operations for the three months ended March 31, 2003 are not necessarily indicative of the results to be expected for the full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Net Patient Service Revenue

     The Company receives payment for patient services from federal and various state governments primarily under the Medicare and Medicaid programs, health maintenance organizations, preferred provider organizations and other private insurers and directly from patients. Patient service revenue is reported on the accrual basis in the period in which services are provided, at established rates, regardless of whether collection in full is expected.

     Net patient service revenue is based on established billing rates less allowances and discounts for patients covered by Medicare, Medicaid and various other discount arrangements. Payments received under these programs and arrangements, which are based on either predetermined rates or the cost of services, are generally less than the Company's customary charges, and the differences are recorded as contractual adjustments or policy discounts at the time service is rendered.

     Settlements under cost reimbursement agreements with third party payors are estimated and recorded in the period in which the related services are rendered and are adjusted in future periods as final settlements are determined. Final determination of amounts earned under the Medicare and Medicaid programs often

                      THE BROWN SCHOOLS OF VIRGINIA, INC.,
                 CEDAR SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.,
                         HEALTHCARE SAN ANTONIO, INC.,
                   THE BROWN SCHOOLS OF SAN MARCOS, INC., AND
                      THE OAKS PSYCHIATRIC HOSPITAL, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

occur in subsequent years because of audits by the programs, rights of appeal and the application of numerous technical provisions.

  Intercompany Allocations

     Related Party Transactions

     The Company is allocated interest expense based upon a percentage of the Company's fixed assets and working capital as compared to the Parent. Interest expense totaled approximately $2,572, $3,375 and $5,629 for the years ended December 31, 2000, 2001 and 2002, respectively.

     The Company is charged a management fee equal to 5% of its unaudited revenues. Management fees were $2,556, $3,034 and $2,903 for the years ended December 31, 2000, 2001 and 2002, respectively.

     The Parent carries employee health and dental insurance from an unrelated commercial carrier. Premiums are allocated based on the number of enrolled employees and dependents at the individual facilities. Health and dental expenses were approximately $740, $829 and $1,270 for the years ended December 31, 2000, 2001 and 2002, respectively.

     Although management considers its allocation methods to be reasonable, due to the relationship between the Company and its Parent, the terms of the allocation may not necessarily be indicative of that which would have resulted had the Company been a separate entity.

  Inventories

     Inventories, consisting principally of supplies, are stated at the lower of cost (first-in, first-out) or market.

  Property, Plant and Equipment

     Property and equipment are stated at cost and depreciated using the straight-line method over the useful lives of the assets, which are assigned by the Company as follows:

ASSET CATEGORY                                                    DEPRECIABLE LIFE
--------------                                                    ----------------
Land improvements                                              15 years
Buildings                                                      30 years
Building improvements                                          10 years
Leasehold improvements                                         Remaining life of lease
Furniture, fixtures and equipment                              7 years
Computers, vehicles, and office equipment                      5 years
Software                                                       3 years

Depreciation expense was approximately $1,485, $1,317 and $1,557 for the years ended December 31, 2000, 2001 and 2002, respectively.

     When events, circumstances and operating results indicate the carrying values of certain long-lived assets might be impaired, the Company prepares projections of the undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the projections indicate that the recorded amounts

                      THE BROWN SCHOOLS OF VIRGINIA, INC.,
                 CEDAR SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.,
                         HEALTHCARE SAN ANTONIO, INC.,
                   THE BROWN SCHOOLS OF SAN MARCOS, INC., AND
                      THE OAKS PSYCHIATRIC HOSPITAL, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

are not expected to be recoverable, such amounts are reduced to estimated fair value. Fair value is estimated based upon projections of discounted cash flows.

  Income Taxes

     The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based upon differences between the financial statement carrying amounts and tax bases of assets and liabilities and are measured using the enacted tax laws that will be in effect when the differences are expected to reverse.

  General and Professional Liability Risks

     The Parent, on behalf of the Company, carries general and professional liability insurance from an unrelated commercial insurance carrier, on a claims-made basis, for per occurrence losses up to $1 million in 2001 and 2002 with policy limits of $3 million in the aggregate in 2001 and 2002. The Parent also carries workers' compensation insurance from an unrelated commercial insurance carrier. The cost of general and professional liability and workers' compensation coverage is allocated by the Parent based upon the percentage of the number of the Company's full time employees as compared to the consolidated total of the Parent. The cost for the years ended December 31, 2000, 2001 and 2002 was approximately $3,734, $1,384 and $1,680, respectively.

  Capital Transactions with Parent

     The Company maintains certain intercompany accounts with its Parent whereby the Parent funds certain operating expenses and costs, such as insurance, payroll, and employee benefits. Such costs are offset in the intercompany accounts by transfers of cash collected by the Company to the Parent. Such amounts were reflected as amounts due to Parent in the Company's internal financial statements. As a result of the sale of the Company to an unrelated party subsequent to December 31, 2002, these amounts due to the Parent at December 31, 2001 and 2002 were not paid by the Company. Accordingly, the amounts due to Parent are reflected in the accompanying financial statements within equity of Parent. All changes in the amounts due to Parent have been reflected as contributions from or distributions to Parent.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Advertising Costs

     Advertising costs are expensed as incurred. Advertising costs were $225, $273 and $188 for the years ended December 31, 2000, 2001 and 2002, respectively.

  Fair Values of Financial Instruments

     Bank Overdraft -- The carrying amounts reported in the balance sheet for bank overdraft approximate fair value.

                      THE BROWN SCHOOLS OF VIRGINIA, INC.,
                 CEDAR SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.,
                         HEALTHCARE SAN ANTONIO, INC.,
                   THE BROWN SCHOOLS OF SAN MARCOS, INC., AND
                      THE OAKS PSYCHIATRIC HOSPITAL, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

     Accounts Receivable and Accounts Payable -- The carrying amounts reported in the balance sheet for accounts receivable and accounts payable approximate fair value.

  Recently Issued Accounting Pronouncements

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"), which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, ("SFAS No. 121"), and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 144 removes goodwill from its scope and clarifies other implementation issues related to SFAS No. 121. SFAS No. 144 also provides a single framework for evaluating long-lived assets to be disposed of by sale. The provisions of this statement were adopted effective January 1, 2002 and had no material effect on the Company's results of operations or financial position.

     In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 prohibits the classification of gains or losses from debt extinguishments as extraordinary items unless the criteria outlined in APB Opinion No. 30, Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, are met. SFAS 145 also eliminates an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. The Company intends to adopt the provisions of SFAS 145 effective January 1, 2003 and does not expect this pronouncement to have a material effect on its financial position or results of operations.

3. CONCENTRATIONS OF CREDIT RISK

     The Company's primary concentration of credit risk is patient accounts receivable, which consists of amounts owed by governmental agencies, insurance companies, and private patients. The Company manages the receivables by regularly reviewing its accounts and contracts and by providing appropriate allowances for uncollectible accounts. Various state Medicaid programs comprised approximately 70% and 59% of patient receivables at December 31, 2002 and 2001, respectively. Remaining receivables relate primarily to various commercial insurance carriers and HMO/PPO programs. Concentration of credit risk from other payers is limited by the number of patients and payors. Three of the five facilities are located in the state of Texas, making the Company somewhat reliant on various laws and economic conditions in Texas.

4. RETIREMENT PLAN

     The Company participates in the Parent's defined contribution retirement plan, The Brown Schools, Inc. 401(k) Plan (the "Plan"). The Plan covers substantially all employees. Retirement expense was approximately $76, $98 and $32 for the years ended December 31, 2000, 2001 and 2002, respectively. The Company makes discretionary contributions to the Plan through the Parent each year.

                      THE BROWN SCHOOLS OF VIRGINIA, INC.,
                 CEDAR SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.,
                         HEALTHCARE SAN ANTONIO, INC.,
                   THE BROWN SCHOOLS OF SAN MARCOS, INC., AND
                      THE OAKS PSYCHIATRIC HOSPITAL, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

5. COMMITMENTS AND CONTINGENCIES

  Current Operations

     Final determination of amounts earned under prospective payment and cost-reimbursement activities is subject to review by appropriate governmental authorities or their agents. In the opinion of management, adequate provision has been made for any adjustments that may result from such reviews.

  OIG Investigation

     Healthcare San Antonio, Inc. is currently under investigation by the Office of Inspector General of the Department of Health and Human Services (OIG). The Company received a subpoena from the OIG requesting certain medical records related to Champus-Tricare reimbursement issues. The Company has complied with the subpoena and provided the requested documents. The Company is now awaiting further instruction from the government. While management believes that it has complied with all laws and regulations, it is unable to predict the outcome of the investigation. If the Company were to be subject to an unfavorable outcome to this investigation, the ultimate resolution of the investigation could have a material adverse effect on the Company's financial position and results of operations.

  Other

     Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing, except for the Champus-Tricare issue referred to above. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

     The Company is subject to claims and suits arising in the ordinary course of business. Even though management is unable to predict such claims and their potential outcomes, it is management's opinion, that the ultimate resolution of such other pending legal proceedings will not have a material effect on the Company's financial position or results of operations.

  Leases

     The Company leases the facility comprising The Brown Schools of Virginia, Inc. as well as office space and certain equipment under operating agreements.

     Total rent expense under operating leases was approximately $442, $709 and $708 for the years ended December 31, 2000, 2001 and 2002, respectively.

                      THE BROWN SCHOOLS OF VIRGINIA, INC.,
                 CEDAR SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.,
                         HEALTHCARE SAN ANTONIO, INC.,
                   THE BROWN SCHOOLS OF SAN MARCOS, INC., AND
                      THE OAKS PSYCHIATRIC HOSPITAL, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

     Future minimum rental commitments under noncancelable operating leases (with an initial or remaining term in excess of one year) at December 31, 2002, are as follows (in thousands):

                                                               OPERATING LEASES
                                                               ----------------
2003........................................................        $  631
2004........................................................           603
2005........................................................           330
2006........................................................             3
2007........................................................             1
Thereafter..................................................            --
                                                                    ------
Total minimum rental commitments............................        $1,568
                                                                    ======

6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following (in thousands):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2002
                                                              --------   --------
Land and improvements.......................................  $  6,246   $  6,285
Buildings and improvements..................................    16,209     17,533
Equipment...................................................     8,404      7,848
Leasehold improvements......................................       185         58
Construction in progress....................................        64         --
                                                              --------   --------
                                                                31,108     31,724
Less accumulated depreciation...............................   (15,921)   (17,447)
                                                              --------   --------
Net property, plant and equipment...........................  $ 15,187   $ 14,277
                                                              ========   ========

                      THE BROWN SCHOOLS OF VIRGINIA, INC.,
                 CEDAR SPRINGS BEHAVIORAL HEALTH SYSTEM, INC.,
                         HEALTHCARE SAN ANTONIO, INC.,
                   THE BROWN SCHOOLS OF SAN MARCOS, INC., AND
                      THE OAKS PSYCHIATRIC HOSPITAL, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

7. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are as follows (in thousands):

                                                                DECEMBER 31,
                                                              ----------------
                                                               2001     2002
                                                              ------   -------
Deferred tax assets:
Net operating loss carryforwards............................  $1,167   $ 2,630
Allowance for bad debts.....................................   1,341       679
                                                              ------   -------
Total gross deferred tax assets.............................   2,508     3,309
Less: Valuation allowance...................................  (2,276)   (3,069)
                                                              ------   -------
Net deferred tax assets.....................................     232       240
Deferred tax liabilities:
Depreciation................................................    (232)     (240)
                                                              ------   -------
Total gross deferred tax liabilities........................    (232)     (240)
                                                              ------   -------
Net deferred tax asset (liability)..........................  $   --   $    --
                                                              ======   =======

     SFAS 109 requires the Company to record a valuation allowance when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." It further states that "forming a conclusion that a valuation allowance is not needed is difficult when there is a negative evidence such as cumulative losses in recent years." A 100% valuation allowance has been recorded equal to the deferred tax assets after considering deferred tax assets that can be realized through offset to existing taxable temporary differences. Assuming the Company achieves sufficient profitability in future years to realize the deferred income tax assets, the valuation allowance will be reduced in future years through a credit to income tax expense. As of December 31, 2002, the valuation allowance is approximately $3,069 which represents an increase of approximately $794 from December 31, 2001.

     At December 31, 2002, the Company has federal and state net operating loss carryforwards of approximately $6,820, which expire at various dates through 2022.

     A reconciliation of the federal statutory tax rate to the effective tax rate is as follows (in thousands):

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               2000     2001     2002
                                                              ------   ------   ------
Tax at U.S. statutory rate..................................  $(762)   $(314)   $(710)
State income tax, net of federal benefit....................    (90)     (37)     (84)
Change in valuation allowance...............................    852      351      794
                                                              -----    -----    -----
Total income tax expense....................................  $  --    $  --    $  --
                                                              =====    =====    =====

8. SUBSEQUENT EVENTS (UNAUDITED)

     On April 1, 2003, Psychiatric Solutions, Inc., which manages behavioral health units and owns psychiatric facilities, purchased substantially all of the assets of the Company for $48 million.

               THE BROWN SCHOOLS OF OKLAHOMA, INC. AND SUBSIDIARY

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
The Brown Schools of Oklahoma, Inc. and Subsidiary

     We have audited the accompanying consolidated balance sheets of The Brown Schools of Oklahoma, Inc. and subsidiary (the Company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 5 to the consolidated financial statements, the Company is economically dependent upon certain government programs under which it derived approximately 93%, 95% and 94% of its total revenues in 2002, 2001 and 2000, respectively. Additionally, the Company was dependent on its Parent for operating and financial support during the three years ended December 31, 2002. Effective April 9, 2003, the Parent sold the Company to an unrelated entity that manages behavioral health units and owns psychiatric facilities.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 1 to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill upon adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets."

                                          BDO SEIDMAN, LLP

Houston, Texas
May 22, 2003

                      THE BROWN SCHOOLS OF OKLAHOMA, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                         -------------------------    MARCH 31,
                                                            2001          2002          2003
                                                         -----------   -----------   -----------
                                                                                     (UNAUDITED)
                                             ASSETS
CURRENT ASSETS
  Cash and cash equivalents............................  $     3,630   $     1,950   $     1,950
  Patient accounts receivable, net of allowance for
     doubtful accounts of $485,442, $493,020 and
     $249,563 (unaudited), respectively................    1,929,475     2,243,487     2,212,995
  Prepaid expenses and other current assets............       94,715       124,707       114,408
                                                         -----------   -----------   -----------
Total current assets...................................    2,027,820     2,370,144     2,329,353
                                                         -----------   -----------   -----------
PROPERTY AND EQUIPMENT, at cost
  Land.................................................      969,828       969,828       969,828
  Building and improvements............................    1,468,703     1,775,176     1,841,675
  Equipment............................................    1,226,088     1,203,514     1,203,514
                                                         -----------   -----------   -----------
                                                           3,664,619     3,948,518     4,015,017
  Less accumulated depreciation........................   (1,546,488)   (1,730,067)   (1,789,389)
                                                         -----------   -----------   -----------
Property and equipment, net............................    2,118,131     2,218,451     2,225,628
GOODWILL, net of accumulated amortization of
  $421,325.............................................    3,004,339     3,004,339     3,004,339
DEFERRED INCOME TAXES, net.............................      432,788        38,129            --
OTHER ASSETS...........................................       16,135        14,912        23,500
                                                         -----------   -----------   -----------
TOTAL ASSETS...........................................  $ 7,599,213   $ 7,645,975   $ 7,582,820
                                                         ===========   ===========   ===========
                              LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses................  $ 1,002,143   $ 1,234,346   $ 1,054,490
  Accrued salaries and benefits........................      495,504       563,439       603,867
  Due to third-party payers............................      253,982        99,215        57,748
                                                         -----------   -----------   -----------
Total current liabilities..............................    1,751,629     1,897,000     1,716,105
                                                         -----------   -----------   -----------
COMMITMENTS AND CONTINGENCIES (Note 4)
STOCKHOLDER'S EQUITY
  Common stock, par value $.01; 1,000 shares
     authorized; 100 shares issued and outstanding.....            1             1             1
  Additional paid-in capital...........................   11,870,186    10,731,907    10,749,202
  Accumulated deficit..................................   (6,022,603)   (4,982,933)   (4,882,488)
                                                         -----------   -----------   -----------
Total Stockholder's Equity.............................    5,847,584     5,748,975     5,866,715
                                                         -----------   -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY.............  $ 7,599,213   $ 7,645,975   $ 7,582,820
                                                         ===========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

               THE BROWN SCHOOLS OF OKLAHOMA, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                        YEAR ENDED DECEMBER 31,           QUARTER ENDED MARCH 31,
                                ---------------------------------------   -------------------------
                                   2000          2001          2002          2002          2003
                                -----------   -----------   -----------   -----------   -----------
                                                                                 (UNAUDITED)
REVENUES:
  Net patient revenue.........  $15,434,506   $17,092,904   $17,180,341   $4,194,657    $4,268,061
  Other revenue...............      674,734       911,673       639,991      215,935       126,969
                                -----------   -----------   -----------   ----------    ----------
Total revenues................   16,109,240    18,004,577    17,820,332    4,410,592     4,395,030
                                -----------   -----------   -----------   ----------    ----------
OPERATING EXPENSES:
  Salaries and benefits.......    8,336,902     8,191,457     8,507,256    2,045,959     2,146,513
  Purchased services..........    3,823,935     3,593,229     3,027,749      790,340       717,285
  Supplies....................      677,662       920,937       974,574      206,943       233,907
  Rent expense................      275,798       253,428       296,557       62,853        77,213
  Medical professional fees...      416,778       528,599       666,831      164,156       184,696
  Other operating expenses....    1,394,879     1,392,589     1,262,560      296,388       378,317
  Management fees and interest
     allocated by Parent......    1,193,474     1,351,392     1,740,880      435,194       477,092
  Provision for bad debts.....      249,563       384,929        60,828          180        20,240
  Loss on sale of assets......       50,558        67,544            --           --            --
  Depreciation and
     amortization.............      368,236       355,079       243,427       62,597        59,322
                                -----------   -----------   -----------   ----------    ----------
Total operating expenses......   16,787,785    17,039,183    16,780,662    4,064,610     4,294,585
                                -----------   -----------   -----------   ----------    ----------
INCOME (LOSS) BEFORE PROVISION
  (BENEFIT) FOR INCOME
  TAXES.......................     (678,545)      965,394     1,039,670      345,982       100,445
Provision (benefit) for income
  taxes (Note 3)..............           --            --            --           --            --
                                -----------   -----------   -----------   ----------    ----------
NET INCOME (LOSS).............  $  (678,545)  $   965,394   $ 1,039,670   $  345,982    $  100,445
                                ===========   ===========   ===========   ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

               THE BROWN SCHOOLS OF OKLAHOMA, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                      COMMON STOCK     ADDITIONAL                         TOTAL
                                     ---------------     PAID-IN     ACCUMULATED      STOCKHOLDER'S
                                     SHARES   AMOUNT     CAPITAL       DEFICIT           EQUITY
                                     ------   ------   -----------   -----------   -------------------
BALANCE, December 31, 1999.........   100     $   1    $12,406,950   $(6,309,452)      $ 6,097,499
Net loss...........................    --        --             --      (678,545)         (678,545)
                                      ---     -----    -----------   -----------       -----------
BALANCE, December 31, 2000.........   100         1     12,406,950    (6,987,997)        5,418,954
Conversion of amounts due from
  Parent as reduction of paid-in
  capital..........................    --        --       (536,764)           --          (536,764)
Net income.........................    --        --             --       965,394           965,394
                                      ---     -----    -----------   -----------       -----------
BALANCE, December 31, 2001.........   100         1     11,870,186    (6,022,603)        5,847,584
Conversion of amounts due from
  Parent as reduction of paid-in
  capital..........................    --        --     (1,138,279)           --        (1,138,279)
Net income.........................    --        --             --     1,039,670         1,039,670
                                      ---     -----    -----------   -----------       -----------
BALANCE, December 31, 2002.........   100     $   1    $10,731,907   $(4,982,933)      $ 5,748,975
                                      ===     =====    ===========   ===========       ===========

  The accompanying notes are an integral part of these consolidated financial statements.

               THE BROWN SCHOOLS OF OKLAHOMA, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          YEAR ENDED DECEMBER 31,           QUARTER ENDED MARCH 31,
                                   --------------------------------------   -----------------------
                                      2000          2001          2002         2002         2003
                                   -----------   -----------   ----------   ----------   ----------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income (loss)..............  $  (678,545)  $   965,394   $1,039,670   $ 345,982    $ 100,445
  Adjustments to reconcile net
     income (loss) to net cash
     provided by (used in)
     operating activities:
     Depreciation and
       amortization..............      368,236       355,079      243,427      62,597       59,322
     Provision for bad debts.....      249,563       384,929       60,828         180       20,240
     Loss on disposal of asset...       50,558        67,544           --          --           --
     Effect of changes in
       operating assets and
       liabilities:
       Patient accounts
          receivable.............     (824,196)      503,979     (374,840)   (383,925)      10,252
       Prepaid expenses and other
          assets.................      (39,873)        4,834      (29,992)     (1,277)      10,299
       Accounts payable and
          accrued expenses.......     (426,404)      138,584      232,203     (22,542)    (179,856)
       Accrued salaries and
          benefits...............     (166,662)       (5,273)      67,935      82,843       40,428
       Due to third party
          payees.................       16,852       (81,360)    (154,767)     19,903      (41,467)
                                   -----------   -----------   ----------   ---------    ---------
Net cash provided by (used in)
  operating activities...........   (1,450,471)    2,333,710    1,084,464     103,761       19,663
                                   -----------   -----------   ----------   ---------    ---------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Purchase of property and
     equipment...................     (175,697)     (371,616)    (342,524)   (126,847)     (75,087)
                                   -----------   -----------   ----------   ---------    ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Transfers to and advances from
     parent, net.................    1,521,205    (1,967,469)    (743,620)     22,086       55,424
                                   -----------   -----------   ----------   ---------    ---------
Net decrease in cash and cash
  equivalents....................     (104,963)       (5,375)      (1,680)     (1,000)          --
CASH AND CASH EQUIVALENTS,
  beginning of period............      113,968         9,005        3,630       3,630        1,950
                                   -----------   -----------   ----------   ---------    ---------
CASH AND CASH EQUIVALENTS, end of
  period.........................  $     9,005   $     3,630   $    1,950   $   2,630    $   1,950
                                   -----------   -----------   ----------   ---------    ---------
SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION:
  Cash paid to Parent for
     interest....................  $   377,743   $   439,451   $  853,375   $ 215,556    $ 257,341
                                   -----------   -----------   ----------   ---------    ---------
NON-CASH TRANSACTIONS:
Conversion of amounts due from
  Parent as reduction to paid-in
  capital........................  $        --   $   536,764   $1,138,279   $      --    $  17,295
                                   ===========   ===========   ==========   =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

               THE BROWN SCHOOLS OF OKLAHOMA, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Organization and Basis of Presentation -- The Brown Schools of Oklahoma, Inc. a Delaware corporation ("BSO" or "the Company"), was organized in 1993 as Shadow Mountain Hospital, Inc. In 1998, through amendment to its Articles of Incorporation, the Company was renamed to The Brown Schools of Oklahoma, Inc. The Company was a wholly-owned subsidiary of The Brown Schools, Inc. (the Parent) until April 9, 2003 at which date BSO, along with other healthcare facilities owned by the Parent, was sold to an unrelated entity (see
Note 2). The Company provides psychiatric and other behavioral health services principally to at-risk and troubled youth in Oklahoma. Services are provided from multiple locations in Oklahoma, including the Company's main campus in Tulsa, Oklahoma. The Parent conducts similar operations through other subsidiaries throughout the United States and Puerto Rico.

     Basis of Consolidation -- The accompanying consolidated financial statements include the accounts of Brown Schools of Oklahoma, Inc. and its subsidiary, Therapeutic School Services, LLC. Significant intercompany balances and transactions have been eliminated in consolidation.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from these estimates.

     Cash and Cash Equivalents -- The Company considers cash and highly liquid investments with original maturities of less than three months to be cash and cash equivalents.

     Net Patient Service Receivables and Revenues -- The Company receives payment for services rendered to patients from (1) federal and state governments under Medicaid and other similar programs; (2) privately sponsored managed care and commercial insurance plans for which payment is made based on terms defined under contracts; and (3) other payers. Net patient service revenue consists of net charges for services, which are based on the Company's established billing rates less allowances and discounts for patients covered by third-party programs, including estimated retroactive adjustments where applicable. Payments under third-party programs are based on either costs of services or predetermined rates and formulas that are generally less than the Company's established billing rates. Patient service revenues, net of allowances and discounts, are recorded in the period in which the related services are rendered and are adjusted, as necessary, in future periods as final settlements are determined. Final determination of amounts earned under third party programs often occur in subsequent years because of audits by the programs, rights of appeal and the application of numerous technical provisions. Receivables from, or payables to, third-party payers reflect estimated settlements resulting from intermediary reviews. In the opinion of management, the allowances, discounts and liabilities to third-party payers recognized in the accompanying consolidated financial statements are adequate.

     Regulations regarding reimbursements from government agencies are subject to periodic change based upon administrative, legislative and judicial actions, some of which may be retroactive. The Company currently does not anticipate any material adverse effect from such matters. Management believes its estimates of discounts, allowances and other adjustments are reasonable based on currently available information. However, due to uncertainties inherent in the estimation process and actions of government agencies regarding reimbursement, it is reasonably possible that net patient service revenues, the allowance for doubtful accounts, or estimated amounts due to third-party payers could be adjusted by a material amount in the near term.

     Other Revenue -- Other revenue consists primarily of school counseling and administrative fee revenue. Such other revenues are recognized in the period the services are provided.

               THE BROWN SCHOOLS OF OKLAHOMA, INC. AND SUBSIDIARY

     Property and Equipment -- Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................  5-30
Equipment...................................................  3-10

     The Company records impairments to property and equipment when it becomes probable that the carrying values of the assets will not be fully recovered over their estimated lives. Impairments are recorded to reduce the carrying value of the assets to their estimated fair values determined by the Company based on facts and circumstances in existence at the time of the determination, estimates of probable future economic conditions and other information. No impairment adjustments were required for the three years ended December 31, 2002.

     Goodwill -- Goodwill is the result of acquisition costs for a business purchased in 1998 that exceeded the fair value of acquired net tangible assets by $3,247,544. Prior to 2002, goodwill was amortized on a straight-line basis over 30 years. A similar intangible asset of $128,120 was, prior to 2002, amortized by the Company's subsidiary over 15 years. The recoverability of goodwill was, prior to 2002, reviewed based primarily upon an analysis of undiscounted cash flows from the acquired businesses. Other than amortization, there were no changes in goodwill during 2000, 2001 and 2002.

     Effective January 1, 2002, BSO was required to adopt SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 required that the Company's recorded goodwill no longer be amortized, but instead be periodically reviewed for impairment. SFAS No. 142 required the Company to complete a transitional goodwill impairment test within six months from the date of adoption, and any resulting impairment loss recognized as a cumulative effect of a change in accounting principle. Management's assessment, which was based primarily on the proceeds from sale of the Company (see Note 2), did not indicate any material impairment losses associated with the adoption of SFAS No. 142 at January 1, 2002. SFAS No. 142 requires a pro forma presentation of net income after the add-back of goodwill amortization. Such pro forma analysis for 2000, 2001 and 2002 is as follows:

                                                      2000         2001         2002
                                                    ---------   ----------   ----------
Net income (loss), as reported....................  $(678,545)  $  965,394   $1,039,670
Add back goodwill amortization....................    116,793      116,793           --
                                                    ---------   ----------   ----------
Pro forma adjusted net income (loss)..............  $(561,752)  $1,082,187   $1,039,670
                                                    =========   ==========   ==========

     The Company had no acquisitions or dispositions of businesses during 2000, 2001 and 2002.

     Income Taxes -- The Company is included in the consolidated tax return of its Parent and through an informal agreement with the Parent accounts for its share of consolidated tax obligations (benefits) using an "as if separate return" methodology. Deferred income taxes are recognized by applying enacted statutory tax rates applicable to future years to temporary differences between the tax bases and financial carrying values of the Company's assets and liabilities. Valuation allowances are recorded to reduce deferred tax assets for amounts that management determines are more likely than not to be realized.

     Fair Value of Financial Instruments -- The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable and accounts payable approximate their fair value given the short-term maturity of these instruments.

     Recent Accounting Pronouncements -- In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the

               THE BROWN SCHOOLS OF OKLAHOMA, INC. AND SUBSIDIARY

Impairment of Long-Lived Assets." This statement superceded SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", ("APB No. 30") for the disposal of a segment of a business. The Statement was required to be adopted by the Company during 2002. The adoption of SFAS No. 144 did not have a material effect on the Company's financial statements.

     In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). SFAS 145 prohibits the classification of gains or losses from debt extinguishments as extraordinary items unless the criteria outlined in APB No. 30, are met. SFAS 145 also eliminates an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. The Company intends to adopt the provisions of SFAS 145 effective January 1, 2003 and does not expect this pronouncement to have a material effect on its financial position or results of operations.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 replaces Emerging Issues Task Force (EITF) Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". This standard requires recognition of costs associated with exit or disposal activities as they are incurred, rather than at the date of commitment to an exit or disposal plan. This statement is effective for exit or disposal activities that are initiated after December 31, 2002. As described in Note 7, the Company was sold subsequent to year-end. This transaction may result in a material effect on the Company's financial statements.

     In November 2002, the FASB issued FIN No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". The interpretation requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken by issuing the guarantee. FIN No. 45 also requires additional disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees it has issued. The accounting requirements for the initial recognition of guarantees are applicable on a prospective basis for guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for all guarantees outstanding, regardless of when they were issued or modified, during the first quarter of fiscal 2003. The adoption of FIN No. 45 did not have a material effect on the accompanying financial statements. The following is a summary of the Company's agreements that have been determined to be within the scope of FIN No. 45.

     The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company believes the estimated fair value of these agreements is minimal. Accordingly, there are no liabilities recorded for these agreements as of December 31, 2002 and March 31, 2003.

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51". This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. The adoption of this Interpretation did not have a material effect on the Company's financial statements.

               THE BROWN SCHOOLS OF OKLAHOMA, INC. AND SUBSIDIARY

     Interim Financial Statements -- The accompanying unaudited consolidated condensed financial statements as of March 31, 2003 and for the three months ended March 31, 2002 and 2003, were prepared in accordance with accounting principles generally accepted in the United States of America and all applicable financial statement rules and regulations of the Securities and Exchange Commission pertaining to interim financial information. The interim financial statements do not include all information or footnote disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. All adjustments which are, in the opinion of management, of a normal recurring nature and are necessary for a fair presentation of the interim financial statements have been included. The results of operations for the three months ended March 31, 2003 are not necessarily indicative of the results to be expected for the full year.

2. RELATED PARTY TRANSACTIONS

  Financing Arrangements with Parent

     Through April 9, 2003, the Company was dependent upon its Parent for financing and operating support. The Company had access to funds through credit arrangements obtained by its Parent. The Parent has a credit facility with multiple banks (the Bank Facility). The Bank facility bears interest at LIBOR plus 3.5% and expires on June 30, 2003. At December 31, 2002, the Parent had $46.2 million outstanding under the Bank Facility.

     From December 2000 through December 2002, the Parent was not in compliance with the financial covenants under the Bank Facility. The Parent negotiated limited waivers for these violations and agreed to complete certain asset sales, the proceeds from which were used to reduce its outstanding debt. In April 2003, the Parent sold six of its healthcare facilities, including the Company, for aggregate proceeds of approximately $63 million (see Note 7). Proceeds from the sale were used by the Parent to retire all amounts outstanding under the Bank Facility.

     In addition, as of December 31, 2002, the Parent had $16.1 million senior subordinated notes outstanding with a non-bank creditor (the Subordinated Notes) and $16.7 million of paid-in-kind notes (the PIK Notes) with its primary investor. The Subordinated Notes and the PIK Notes bear interest at 18% and 12% per annum, respectively.

     Effectively all of the assets of the Parent and its subsidiaries are pledged as collateral under these debt agreements.

  Capital Transactions with Parent

     As of December 31, 1999, the Company's additional paid-in capital of $12,406,950 represented amounts contributed by the Parent through the forgiveness and permanent investment of certain intercompany balances due from the Company. As a result of the sale of the Company to an unrelated party subsequent to December 31, 2002, certain amounts due from the Parent at December 31, 2001 and 2002 were not collected by the Company. The reduction of amounts due from Parent are reported in the accompanying financial statements as a return of capital to the Parent in the amount of $536,764 and $1,138,279 for the years ended December 31, 2001 and 2002, respectively.

  Intercompany Allocations

     During the three years ended December 31, 2002, the Parent maintained financing arrangements to provide working capital and other advances to its subsidiaries, including the Company. Interest costs were allocated to the subsidiaries based upon the relation of total assets of each subsidiary to the Parent's consolidated total assets, rather than on the specific borrowings attributed to each subsidiary. Interest charges allocated to the Company for fiscal years 2000, 2001 and 2002 were $377,743, $439,451, and $853,375,

               THE BROWN SCHOOLS OF OKLAHOMA, INC. AND SUBSIDIARY respectively. The terms of the allocation may not necessarily be indicative of that which would have resulted had the Company been a separate entity.

     The Parent provides accounting, data processing, and other management and administrative services to its subsidiaries, including the Company. A management fee of approximately 5% of net revenues is charged to each subsidiary to cover the costs of such services. Management fees allocated to the Company for fiscal years 2000, 2001 and 2002 were $815,731, $911,941, and $887,505, respectively.
Although management considers the allocation method to be reasonable, due to the relationship between the Company and its Parent, the terms of the allocation may not necessarily be indicative of that which would have resulted had the Company been a separate entity.

     The Parent purchases professional and general liability insurance coverage and charged the Company $107,959, $118,210, and $185,486 for its share of such insurance cost during the years ended December 31, 2000, 2001 and 2002, respectively.

3. INCOME TAXES

     The Company is included in the consolidated tax return of its Parent and through an informal agreement with the Parent, accounts for its share of consolidated tax obligations (benefits) using an "as if separate return" methodology.

     A reconciliation of income taxes computed by applying the U.S. federal statutory rate to the actual income tax expense attributable to income before provisions (benefit) for income taxes is as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                       ---------------------------------
                                                         2000        2001        2002
                                                       ---------   ---------   ---------
Income tax provision (benefit) at U.S. federal
  statutory rate....................................   $(230,705)  $ 328,234   $ 353,488
State income taxes, net of federal tax benefit......     (26,870)     38,230      41,171
Utilization of net operating loss carryforwards.....          --    (366,464)   (394,659)
Change in valuation allowance.......................     257,575          --          --
                                                       ---------   ---------   ---------
Provision (benefit) for income taxes................   $      --   $      --   $      --
                                                       =========   =========   =========

     Deferred tax assets of the Company are primarily attributable to: (1) built-in losses that resulted from declines in depreciable property values in years prior to recapitalization and ownership change for the Parent in 1997; (2) amortization of intangible assets; and (3) available net operating loss carryforwards. The Internal Revenue code significantly limits the amount of pre-acquisition net operating losses that are available to offset future taxable income when a change of ownership occurs (see Note 7). As a result of limitations on deductibility of the built-in losses and the uncertainty surrounding the tax benefit to be realized from the operating loss carryforwards, management has established a valuation allowance against the related deferred tax assets. As of December 31, 2001 and 2002, the Company had recorded net deferred tax assets of $432,788 and $38,129, respectively. The recognition of these deferred taxes was based on management's assessment that the realization of these deferred tax assets is more likely than not on an "as if separate return" basis.

4. COMMITMENTS AND CONTINGENCIES

     As is typical in the at-risk youth treatment industry, the Company, the Parent and other affiliated subsidiaries are subject to claims and lawsuits arising in the ordinary course of business, including malpractice claims. In the opinion of management, the ultimate resolution of the claims will not have a material adverse effect on the business, results of operations or financial condition of the Company, the Parent or other subsidiaries as sufficient insurance coverage to mitigate risks of loss is maintained.

               THE BROWN SCHOOLS OF OKLAHOMA, INC. AND SUBSIDIARY

     Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

     Final determination of amounts earned under certain government programs and privately sponsored plans is subject to review by the appropriate payor or its agents. In the opinion of management, adequate provision has been made for any adjustments that may result from such reviews.

     BSO has incentive arrangements with certain of its employees. These provide for incentive bonuses of 5% to 25% of annual salary amounts if specified goals are attained. The incentive bonuses for 2000, 2001 and 2002 were approximately $25,000, $30,000 and $101,000, respectively.

     As a result of the sale of the Company subsequent to December 31, 2002, bonuses payable to certain executives totaling approximately $50,000 were accrued at March 31, 2003.

     The Company has various operating leases for office equipment and clinic space. At December 31, 2002, future minimum payments under noncancellable operating leases are approximately: 2003 -- $199,256; 2004 -- $117,224;
2005 -- $52,081; 2006 -- $5,566; and 2007 -- $-0-.

5. CONCENTRATION OF CREDIT RISK

     The Company is particularly sensitive to regulatory and economic changes in the state of Oklahoma. During the three years ended December 31, 2002, substantially all of the Company's revenues were derived from services provided and facilities operated in Oklahoma.

     Approximately 94%, 95% and 93% of the Company's net revenues for the years ended December 31, 2000, 2001 and 2002, respectively, were derived from Medicaid and other government programs. As of December 31, 2002 and 2001, substantially all of the Company's patient accounts receivable related to services provided under these programs.

6. RETIREMENT PLAN

     The Company participates in the Parent's defined contribution retirement plan, The Brown Schools, Inc. 401(k) Plan (the "Plan"). The Company made discretionary contributions to the Plan of $31,941, $42,843, and $19,594 for the years ended December 31, 2000, 2001 and 2002, respectively.

7. SUBSEQUENT EVENTS (UNAUDITED)

     On April 9, 2003, Psychiatric Solutions, Inc., a company that manages behavioral health units and owns psychiatric facilities, purchased substantially all of the assets of the Company for approximately $15,000,000.